Exhibit 25.1
FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |___|

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

REYNOLDS AMERICAN INC.
(Exact name of obligor as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	20-0546644 (I.R.S. employer identification no.)

401 North Main Street Winston-Salem, NC (Address of principal executive offices)	27101 (Zip code)

TABLE OF ADDITIONAL REGISTRANTS

Address, Including
	State or Other		Zip Code of
Exact Name of	Jurisdiction of	I.R.S. Employer	Registrant’s
Additional Registrant as	Incorporation or	Identification	Principal Executive
Specified in its Charter	Organization	Number	Offices
Conwood Company, LLC	Delaware	62-1691028	813 Ridge Lake
Boulevard
Suite 100
Memphis, TN 38119

Conwood Holdings, Inc.	Delaware	20-4771396	401 North Main
Street
Winston-Salem,
NC 27101

Conwood Sales Co., LLC	Delaware	62-1691095	813 Ridge Lake
Boulevard
Suite 100
Memphis, TN 38119

FHS, Inc.	Delaware	51-0380116	1007 North
Orange Street
Suite 1402
Wilmington, DE
19801

GMB, Inc.	North Carolina	56-1972826	Jefferson Square,
Suite 10
153 Jefferson
Church Road
King, NC 27021

Lane, Limited	New York	13-2855575	2280 Mountain
Industrial Blvd.
Tucker, GA 30084

Address, Including
	State or Other		Zip Code of
Exact Name of	Jurisdiction of	I.R.S. Employer	Registrant’s
Additional Registrant as	Incorporation or	Identification	Principal Executive
Specified in its Charter	Organization	Number	Offices
RJR Acquisition Corp.	Delaware	13-3490602	1007 North Orange
Street
Suite 1402
Wilmington, DE
19801

RJR Packaging, LLC	Delaware	55-0831844	401 North Main
Street
Winston-Salem,
NC 27101

R. J. Reynolds Global	Delaware	04-3625474	401 North Main
Products, Inc.			Street
Winston-Salem,
NC 27101

R. J. Reynolds Tobacco Co.	Delaware	66-0285918	401 North Main
Street
Winston-Salem,
NC 27101

R. J. Reynolds Tobacco	North Carolina	73-1695305	401 North Main
Company			Street
Winston-Salem,
NC 27101

R.J. Reynolds Tobacco	Delaware	56-0959247	401 North Main
Holdings, Inc.			Street
Winston-Salem,
NC 27101

Rosswil LLC	Delaware	36-4348321	813 Ridge Lake
Boulevard
Memphis, TN
38120

Address, Including
	State or Other		Zip Code of
Exact Name of	Jurisdiction of	I.R.S. Employer	Registrant’s
Additional Registrant as	Incorporation or	Identification	Principal Executive
Specified in its Charter	Organization	Number	Offices
Santa Fe Natural Tobacco	New Mexico	85-0394268	1 Plaza La Prensa
Company, Inc.			Santa Fe, NM
87507

Scott Tobacco LLC	Delaware	61-1358657	939 Adams St.
Bowling Green,
KY 42101

Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
         Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 12th day of June, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By: Name:	/S/ DEREK KETTEL DEREK KETTEL
Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business March 31, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,391
Interest-bearing balances	0
Securities:
Held-to-maturity securities	40
Available-for-sale securities	65,083
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	48,400
Securities purchased under agreements to resell	54,885
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	8,755
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	924,236
Other Intangible Assets	270,030
Other assets	143,616

Total assets	$1,517,436

1

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	1,691
Noninterest-bearing	1,691
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	118,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	126,416
Total liabilities	246,798
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	148,100
Accumulated other comprehensive income	18
Other equity capital components	0

Total equity capital	1,270,638

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,517,436

     I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz      )      Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
Michael F. McFadden, MD	)

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